UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Claros Mortgage Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State of incorporation or organization)	47-4074900 (IRS Employer Identification No.)

60 Columbus Circle, 20th Floor New York, New York (Address of Principal Executive Offices)	10023 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.01 par value per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-260140

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Item 1. Description of Registrant’s Securities to be Registered.

The description of the common stock, $0.01 par value per share, of Claros Mortgage Trust, Inc. (the “Company”) as included under the caption “Description of Capital Stock” in the Prospectus forming a part of the Company’s Registration Statement on Form S-11, originally filed with the Securities and Exchange Commission (the “Commission”) on October 8, 2021 (File No. 333-260140) and as subsequently amended (the “Registration Statement”), is hereby incorporated by reference. In addition, all of the above-referenced descriptions included in any Prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein. In addition, incorporated by reference herein is information relating to the Company’s common stock under the caption “Certain Provisions of Maryland Law and Our Charter and Bylaws” in the Registration Statement.

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on the 1st day of November, 2021.

Date: November 1, 2021	Claros Mortgage Trust, Inc.

	By:	/s/ J. Michael McGillis
	Name:	J. Michael McGillis
	Title:	President and Chief Financial Officer